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                                                                    EXHIBIT 4.01

                            SOUTHWEST GAS CORPORATION

                                       TO

                        THE BANK OF NEW YORK, AS TRUSTEE

                          FOURTH SUPPLEMENTAL INDENTURE

                             DATED AS OF MAY 6, 2002

                       ----------------------------------


                         SUPPLEMENTING AND AMENDING THE

                       INDENTURE DATED AS OF JULY 15, 1996

                        ---------------------------------

                     7.625% SENIOR UNSECURED NOTES DUE 2012


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               FOURTH SUPPLEMENTAL INDENTURE, dated as of May 6, 2002, between
SOUTHWEST GAS CORPORATION, a corporation duly organized and existing under the laws of the State of California (the "Company"), having its principal office at 5241 Spring Mountain Road, P. O. Box 98510, Las Vegas, Nevada 89193-8510, and THE BANK OF NEW YORK, a New York banking corporation, as successor to Harris Trust and Savings Bank, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

               WHEREAS, the Company and the Trustee have executed and delivered an Indenture dated as of July 15, 1996 (the "Original Indenture" and, as amended by the First Supplemental Indenture, as hereinafter defined, the Second Supplemental Indenture, as hereinafter defined, the Third Supplemental Indenture, as hereinafter defined, and this Fourth Supplemental Indenture, the "Indenture") providing for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series as provided in the Original Indenture; and

               WHEREAS, the Company has duly authorized the execution and delivery of a First Supplemental Indenture to the Indenture (the "First Supplemental Indenture") to provide for the issuance of two series of debentures known as 7-1/2% Debentures, Due 2006 and 8% Debentures, Due 2026;

               WHEREAS, the Company has duly authorized the execution and delivery of a Second Supplemental Indenture to the Indenture (the "Second Supplemental Indenture") to provide for the issuance of a series of medium-term notes known as Medium-Term Notes, Series A;

               WHEREAS, the Company has duly authorized the execution and delivery of a Third Supplemental Indenture to the Indenture (the "Third Supplemental Indenture") to provide for the issuance of a series of notes to be known as the 8.375% Notes due 2011 (the "2011 Notes"); and

               WHEREAS, the Company has duly authorized the execution and delivery of this Fourth Supplemental Indenture to the Indenture to provide for the issuance of a series of notes to be known as the 7.625% Senior Unsecured Notes due 2012 (the "2012 Notes"); and

               WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH:

               For and in consideration of the premises and the purchase of the 2012 Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the 2012 Notes, as follows:


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                                   ARTICLE ONE
                        DEFINITIONS WITH RESPECT TO NOTES

        Section 1.1. Original Indenture Terms. Except as otherwise provided in this Fourth Supplemental Indenture, all terms used in this Fourth Supplemental Indenture which are defined in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, or the Third Supplemental Indenture shall have the meanings assigned to them in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, or the Third Supplemental Indenture, as the case may be.

        Section 1.2. Additional Terms. Additional terms used in this Fourth Supplemental Indenture with respect to the 2012 Notes shall have the meanings set forth below:

               "2012 Notes" means the 7.625% Senior Unsecured Notes due 2012 authenticated and delivered under the Indenture.

               "Fourth Supplemental Indenture" means this fourth supplemental indenture dated as of May 6, 2002 as originally executed and as it may from time to time be supplemented or amended by one or more indentures pursuant to the provisions of the Original Indenture and shall include the terms of the 2012 Notes established pursuant to Article Two thereof.

               "Reference Treasury Dealer" means, with respect to the 2012 Notes, (A) Banc of America Securities LLC or BNY Capital Markets, Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with us.

        Section 1.3. Modification of Terms. The following defined terms used in the Original Indenture shall have the following meanings when used with respect to the 2012 Notes:

               (a) "Redemption Date", when used with respect to a redemption of a 2012 Note at the option of the Company pursuant to the Fourth Supplemental Indenture, means any date specified as a "Redemption Date" in a notice of redemption provided the Holders in accordance with the provisions of Article Eleven of the Original Indenture.

               (b) "Redemption Price", when used with respect to the redemption of a 2012 Note at the option of the Company on a Redemption Date pursuant to the Fourth Supplemental Indenture, means the greater of (i) 100% of the principal amount of the 2012 Notes being redeemed on such Redemption Date, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2012 Notes being redeemed on such Redemption Date (not including any portion of any payments of interest accrued to such Redemption Date) discounted to such Redemption Date on a semi-annual basis at the Adjusted Treasury Rate, plus 35 basis points, as determined by the Reference Treasury Dealer, plus, in either case, accrued and unpaid interest thereon


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        to, but excluding such Redemption Date, but interest installments whose
        Stated Maturity is on or prior to such Redemption Date will be payable on the Interest Payment Date to the Holders of such 2012 Notes, or one or more Predecessor Securities, at the close of business on the relevant Regular Record Date.

                                   ARTICLE TWO
                               FORM OF 2012 NOTES

        Section 2.1. Form of Face of 2012 Note.

               THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THOSE LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON (1) REGISTRATION OF TRANSFER OF, (2) IN EXCHANGE FOR, OR (3) IN LIEU OF, THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. ____________                                                       $________

CUSIP No.  ______________


                            SOUTHWEST GAS CORPORATION

                      7.625% SENIOR UNSECURED NOTE DUE 2012

               SOUTHWEST GAS CORPORATION, a California corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of


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_______ ($_______) on May 15, 2012 and to pay interest thereon from May 6, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on May 15 and November 15 in each year, commencing November 15, 2002, at the rate of 7.625% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may, upon election by the Company following notice to the Trustee, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, by giving notice to Holders of Notes of this series not less than ten (10) days prior to such Special Record Date and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.

               Payment of the principal of and interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in New York, New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register on the Record Date, except that in the event that this Note is registered in the name of the nominee of a clearing agency, interest payments will be made in the form of next day funds.

               Reference is hereby made to the additional provisions of this Note set forth on the reverse hereof, which shall for all purposes have the same effect as if set forth on the face hereof.

               Unless the certificate of authentication below has been executed by the Trustee referred to on the reverse hereof, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                             SOUTHWEST GAS CORPORATION


                                                   By
                                                     -------------------------

Attest:

By:
    --------------------------
    Secretary


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        Section 2.2. Form of Reverse of 2012 Note

               This Note is one of a duly authorized issue of obligations of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture dated as of July 15, 1996 (the "Indenture"), between the Company and The Bank of New York, as successor to Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the Fourth Supplemental Indenture dated as of May 6, 2002 between the Company and the Trustee and as hereafter amended and supplemented. Reference to the Indenture is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

               All or a portion of the Notes are subject to redemption at the option of the Company upon not less than 30 days' and not more than 60 days' notice by mail at any time or from time to time at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date specified in the notice of redemption, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on such Redemption Date (not including any portion of any payments of interest accrued to such Redemption Date discounted to such Redemption Date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus 35 basis points, as determined by the Reference Treasury Dealer (as defined in the Indenture), plus, in either case, accrued and unpaid interest thereon to, but excluding such Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable on the Interest Payment Date to the Holders of such Notes, or one or more Predecessor Securities, at the close of business on the relevant Regular Record Date referred to on the face hereof, all as provided in the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

               In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation.

               In certain circumstances described in the Indenture, the Company's obligations in respect of the Notes of this series or in respect of certain covenants made for the benefit of Notes of this series may be discharged prior to payment upon depositing with the Trustee cash and/or U.S. Government Obligations in the required amount and upon compliance with certain other provisions of the Indenture.

               If an Event of Default with respect to Notes of this series occurs and is continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


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               The Indenture contains provisions permitting the Company and the
Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the Indenture or any supplemental indenture, or for the purpose of modifying in any manner the rights of the Holders of the Notes; provided, however, that no supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce their principal amount, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series outstanding and affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to that series, and its consequences, except a default in the payment of the principal of or interest on any of the Notes of that series. Any consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon that Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of the consent or waiver is made upon this Note.

               In certain limited circumstances, the Indenture may be amended, and the rights and obligations of the Company and the rights of the Holders may be modified, at any time by the Company and the Trustee without notice to or consent of the Holders.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, described herein.

               As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note is registrable in the Securities Register upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, if duly endorsed by, or if accompanied by a written instrument of transfer (in a form that is satisfactory to the Company and the Securities Registrar) duly executed by, the Holder hereof or his attorney duly authorized in writing; thereupon one or more new Notes of this series, of authorized denominations and like aggregate principal amount, will be issued to the designated transferee or transferees. The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for other Notes of this series of a different authorized denomination and like principal amount, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith to the extent provided in the Indenture.


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               Prior to due presentment of this Note for registration of
transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon or on the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability being released by the Holder by accepting this Note and being likewise waived and released by the terms of the Indenture.

               All capitalized terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              [FORM OF ASSIGNMENT]


               For value received, the undersigned hereby sells, assigns and transfers unto [Please insert Tax Identification Number of Assignee]....

                        --------------------------------
                     [Please print or type name of assignee]


the within Note of Southwest Gas Corporation and does hereby irrevocably constitute and appoint _____________________________ Attorney to transfer said Note on the books of the within-named corporation, with full power of substitution in the premises.

Dated:
      ---------------------

        Section 2.3. Form of Trustee's Certificate of Authentication for 2012 Notes.

This is one of the Notes, of the series designated herein, referred to in the Indenture.

Dated:
      ---------------------

THE BANK OF NEW YORK, as Trustee
                                   -----------------------
                                   as Authentication Agent

                                          or

                                   By
                                     ------------------------------
                                     Authorized Officer


                                   By:
                                      --------------------------------
                                      Authorized Officer


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                                  ARTICLE THREE
                               TERMS OF 2012 NOTES

        Section 3.1. Terms of 2012 Notes. Pursuant to the provisions of Section 301 of the Original Indenture, the following terms of the 2012 Notes are hereby established:

               (a) The title of the 2012 Notes is "7.625% Senior Unsecured Notes due 2012".

               (b) The limit upon the aggregate principal amount of the 2012 Notes that may be authenticated and delivered under the Indenture (except for 2012 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2012 Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Original Indenture and except for any 2012 Notes which, pursuant to Section 303 of the Original Indenture, are deemed never to have been authenticated and delivered hereunder) is $200,000,000, unless the aggregate principal amount of the 2012 Notes that may be authenticated and delivered under the Indenture is increased pursuant to a Board Resolution and, subject to Section 303 of the Indenture, determined in the manner provided in an Officer's Certificate prior to the issuance of any additional 2012 Notes. Any additional 2012 Notes so authorized shall be authenticated and delivered in accordance with the procedures set forth in Section 303 of the Indenture.

               (c) The date on which principal of the 2012 Notes is payable, unless earlier accelerated or redeemed pursuant to the Indenture, shall be May 15, 2012.

               (d) The rate at which the 2012 Notes shall bear interest shall be 7.625% per annum.

               (e) Interest on the 2012 Notes will accrue from May 6, 2002. The Interest Payment Dates on which interest will be payable on the 2012 Notes shall be May 15 and November 15, commencing November 15, 2002. The Regular Record Dates for the 2012 Notes shall be the May 1 and November 1,whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay).

               (f) The place or places where the principal of and interest on the 2012 Notes shall be payable is the office of the Trustee, initially at 2 N. LaSalle Street, Chicago, Illinois 60602, provided that the payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register on the Regular Record Date or by wire transfer to the account designated by such Person entitled thereto.


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               (g) All or any portion of the 2012 Notes are subject to
        redemption at the option of the Company upon not less than 30 days' and not more than 60 days' notice by mail at any time or from time to time at the Redemption Price.

               (h) The 2012 Notes shall be issued as Global Securities and The Depository Trust Company is hereby designated as the Depositary for the 2012 Notes.

                                  ARTICLE FOUR
                       MODIFICATION OF CERTAIN PROVISIONS
                            OF THE ORIGINAL INDENTURE

        Section 4.1. Restrictions on Liens. Section 1008 of the Indenture shall be applicable to the 2012 Notes so long as any are outstanding.

        Section 4.2. Restrictions on Sale and Lease-back Transactions. Section 1009 of the Indenture shall be applicable to the 2012 Notes so long as any are outstanding.

                                  ARTICLE FIVE
                 CONTINUED APPLICABILITY OF REMAINING PROVISIONS
                            OF THE ORIGINAL INDENTURE

        Section 5.1. Continued Applicability. Except as specifically amended, supplemented or deleted by this Fourth Supplemental Indenture, all provisions of the Original Indenture shall be applicable for all purposes with respect to the 2012 Notes, and the Original Indenture, as supplemented and amended hereby and by the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture is hereby ratified, confirmed and approved. The Original Indenture as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and this Fourth Supplemental Indenture shall be construed as one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the day and year first above written.

                                        SOUTHWEST GAS CORPORATION


                                        By /s/Jeffrey W. Shaw
                                           --------------------------------
                                           Jeffrey W. Shaw
                                           Senior Vice President/Treasurer


                                        THE BANK OF NEW YORK, as Trustee



                                        By /s/ Michael Pitsick
                                           --------------------------
                                          Authorized Officer


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